Exhibit 4.1(a)

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT dated as of June 16, 2009 (this “Amendment”) relating to (i) that certain Credit Agreement (as amended by Amendment No. 1, dated as of January 22, 2007 and Amendment No. 2, dated as of August 9, 2007 and as otherwise amended from time to time prior to the Amendment Effective Date, the “Existing Credit Agreement” and, as amended hereby, the “Amended Credit Agreement”) dated as of August 9, 2006, among NIELSEN FINANCE LLC, a Delaware limited liability company (together with its successors and assigns, “Nielsen”), TNC (US) HOLDINGS INC., a New York corporation (together with its successors and assigns, “TNC Inc.” and, together with Nielsen, the “U.S. Borrowers”), NIELSEN HOLDING AND FINANCE B.V., a private company organized under the laws of The Netherlands, having its corporate seat in Haarlem, The Netherlands (together with its successors and assigns, the “Dutch Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the Guarantors party hereto from time to time, CITIBANK, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer, ABN AMRO Bank N.V., as a Swing Line Lender, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), DEUTSCHE BANK SECURITIES INC., as Syndication Agent, and JPMORGAN CHASE BANK, N.A., ABN AMRO BANK N.V. and ING BANK N.V., as Co-Documentation Agents, (ii) that certain Security Agreement referred to in the Existing Credit Agreement (as amended or supplemented from time to time prior to Amendment Effective Date, the “Existing Security Agreement” and, as amended hereby, the “Amended Security Agreement”), (iii) that certain Intellectual Property Security Agreement, dated as of August 9, 2006, by and among the Borrowers, the other grantors named therein, and Citibank, N.A., as Collateral Agent and representative of the Lenders, together with all supplements thereto (as amended or supplemented from time to time prior to Amendment Effective Date, the “Existing Intellectual Property Security Agreement” and, as amended hereby, the “Amended Intellectual Property Security Agreement”) and (iv) that certain Intercreditor Agreement referred to in the Amended Credit Agreement (the “Intercreditor Agreement”).

PRELIMINARY STATEMENTS

(1) WHEREAS, Nielsen desires to amend the Existing Credit Agreement and certain other Loan Documents (such term and other terms used in these Preliminary Statements and not otherwise defined having the meaning set forth in Section 1 below) to extend the maturity of some of the Term Loans, permit the issuance of senior secured first lien debt the proceeds of which shall be applied to prepay Term Loans on, and make certain other changes set forth herein.

(2) WHEREAS, each Term Lender who executes and delivers this Amendment as a “Class B Term Lender” has agreed to extend the maturity of all or a portion of such Term Lender’s Term Loans in accordance with the terms and subject to the conditions set forth herein.

(3) WHEREAS, each Lender who executes and delivers this Amendment has agreed to amend the Loan Documents to reflect the terms set forth herein, subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Existing Credit Agreement or the Amended Credit Agreement has the meaning assigned to such term in the Existing Credit Agreement unless such term is only defined in the Amended Credit Agreement in which case it shall have such meaning. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in any Loan Document, and each reference in any Loan Document to any other Loan Document or “thereunder”, “thereof” or other similar reference to such other Loan Document, shall, after the Amendment Effective Date (as defined in Section 4 of this Amendment), refer to such Loan Document or other Loan Document as amended hereby.

SECTION 2. Amendments. With effect from the Amendment Effective Date, each of the Existing Credit Agreement, the Existing Security Agreement and the Existing Intellectual Property Security Agreement (excluding the Schedules and Exhibits thereto except for Exhibits to the Amended Credit Agreement specifically set forth therein (including the Intercreditor Agreement) and the Exhibits and Schedules to the Existing Security Agreement and Existing Intellectual Property Security Agreement which such Schedules shall be updated to reflect the currently pledged collateral) is hereby amended and restated to read in its entirety as set forth on Exhibit A, B and C hereto respectively. The Lenders further consent to the entry by the Administrative Agent or the Collateral Agent, as applicable, into the amendment of any Collateral Document (including, without limitation, (x) any Dutch law deed of pledge of registered shares or intercompany receivables pledge entered into on the Closing Date or subsequent thereto or (y) further amendments to the documents attached hereto) deemed necessary or advisable by the Administrative Agent or the Collateral Agent, as applicable, in connection with the Amended Credit Agreement or any Permitted Debt Offering in order to secure any Permitted Debt Offering or other indebtedness by the Collateral as permitted by the Amended Credit Agreement or advisable based on the advice of Dutch counsel.

SECTION 3. Representations. The Borrowers and each other Loan Party represents and warrants that (i) the representations and warranties set forth in Article 5 of the Existing Credit Agreement or any other Loan Document will be true and correct in all material respects on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) no Default or Event of Default shall exist (i) on the Amendment Effective Date under the Existing Credit Agreement prior to giving effect to this Amendment and the transactions to occur on the Amendment Effective Date contemplated thereby (ii) on the Amendment Effective Date under the Amended Credit Agreement after giving effect to this Amendment and the transactions to occur on the Amendment Effective Date contemplated thereby.

SECTION 4. Conditions to Effectiveness. The amendments set forth in Section 2 shall become effective on the date (the “Amendment Effective Date”) when, and only when, each of the following conditions shall have been satisfied to the satisfaction of the Administrative Agent:

(a) Execution of Counterparts. The Administrative Agent shall have received from each of the Borrowers, each other Loan Party and the Required Lenders under the Existing Credit Agreement a counterpart of this Amendment, and from each of the Loan Parties party thereto a counterpart of (i) the Amended Credit Agreement, (ii) the Amended Security Agreement, (iii) the Amended Intellectual Property Security Agreement and (iv) the Intercreditor Agreement, signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

(b) Class B Term Loan Election. All Term Lenders may elect (the “Electing Term Lenders”) to become Class B Term Lenders and holders of Class B Term Loans subject to all of the rights, obligations and conditions thereto under the Amended Credit Agreement by executing the appropriate signature page in accordance with Section 5(b) hereof and delivering to the Administrative Agent such signature page (the “Class B Loan Notice”) stating the amount of either (i) their Dollar Term Loan (as defined under the Existing Credit Agreement) outstanding that such Term Lender would like to extend and reclassify to a Class B Dollar Term Loan or (ii) their Euro Term Loan (as defined under the Existing Credit Agreement) outstanding that such Term Lender would like to extend and reclassify to a Class B Euro Term Loan, as applicable immediately prior to the effectiveness of the Amended Credit Agreement (the “Proposed Class B Term Loan Amount”); provided that the aggregate amount of all Term Loans that may be reclassified as Class B Term Loans in accordance with this Section 4(b) shall not exceed $1,250,000,000 or such greater amount that the Borrower shall elect in its discretion in consultation with the Administrative Agent (such applicable amount, the “Extended Term Loan Cap”). In the event that the Electing Term Lenders collectively submit Class B Loan Notices prior to the Consent Deadline indicating that the aggregate Proposed Class B Term Loan Amount (using the Exchange Rate on June 16, 2009) would exceed the Extended Term Loan Cap, such Electing Term Lenders shall be deemed to have extended and reclassified their Term Loans for either Class B Dollar Term Loans or Class B Euro Term Loans, as applicable, in an amount obtained by multiplying their individual Proposed Class B Term Loan Amount (using the Exchange Rate on June 16, 2009) as set forth on such Electing Term Lender’s signature page to this Amendment as of the Consent Deadline (as defined below) by the quotient obtained by dividing the Extended Term Loan Cap by the aggregate Proposed Class B Term Loan Amount (using the Exchange Rate on June 16, 2009) obtained prior to the Consent Deadline, with rounding adjustments with respect to the amount to be allocated to each such Electing Term Lender and the amount to be converted into Class B Dollar Term Loans or Class B Euro Term Loans as the Administrative Agent may determine in its discretion after consultation with the Borrower necessary to have Term Loans held in integral dollar or euro multiples, as applicable.

(c) Evidence of Debt. Each Term Lender executing this Amendment as a “Class B Term Lender” shall have received, if requested by it, one or more replacement Notes payable to the order of such Class B Term Lender duly executed by Nielsen in substantially the form of Exhibit C-2A or Exhibit C-2B to the Amended Credit Agreement, as the case may be, evidencing such Term Lenders’ Term Loans, as extended; provided that such Class B Term Lender shall have returned to Nielsen any Note held by it prior to the Amendment Effective Date.

(d) Representations. The representations and warranties set forth in Section 3 shall be true and correct as of the Amendment Effective Date.

(e) Opinions. The Administrative Agent shall have received such opinions as may reasonably be requested by it, including an opinion of O’Melveny & Myers LLP, New York counsel to the Loan Parties, each dated as of the Amendment Effective Date and reasonably satisfactory to the Administrative Agent.

(f) Consent Fees. The Administrative Agent shall have received from Nielsen a consent fee payable in Dollars for the account of each Lender (other than a Defaulting Lender) that has returned an executed signature page to this Amendment to the Administrative Agent at or prior to 3:00 p.m., New York City time on June 16, 2009 (the “Consent Deadline” and each such Lender, a “Consenting Lender”) equal to 0.10% of the sum of (x) the dollar equivalent (determined using the Exchange Rate on June 16, 2009) of the aggregate principal amount of Term Loans, if any, held by such Consenting Lender as of the Consent Deadline with respect to which a consent was delivered and (y) aggregate amount of the Revolving Credit Commitment, if any, of such Consenting Lender as of the Consent Deadline with respect to which a consent was delivered.

(f) Expenses. The Administrative Agent shall have received all fees and invoiced expenses (including reasonable expenses of counsel) due and payable by Nielsen on or prior to the Amendment Effective Date, including fees and expenses payable pursuant to the Fee Letter dated June 8, 2009 among the Administrative Agent and Nielsen.

SECTION 5. Certain Consequences Of Effectiveness.

(a) On and after the Amendment Effective Date, the rights and obligations of the parties to the Existing Credit Agreement and each other Loan Document (as defined in the Existing Credit Agreement, the “Existing Loan Documents”) shall be governed by the Amended Credit Agreement and each Existing Loan Document as amended hereby; provided that the rights and obligations of the parties to the Existing Credit Agreement and the other Existing Loan Documents with respect to the period prior to the Amendment Effective Date shall continue to be governed by the provision of the Existing Credit Agreement and Existing Loan Documents prior to giving effect to this Amendment and the amendments contemplated hereby. The Existing Credit Agreement and the other Existing Loan Documents, as specifically amended hereby, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Without limiting the foregoing, (i) the Collateral Documents and all of the Collateral does and shall continue to secure the payment of all Secured Obligations on the terms and conditions set forth in the Collateral Documents as amended hereby and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the relevant Guaranty with respect to all of the Guaranteed Obligations thereunder under the Amended Credit Agreement and all other Loan Documents as amended pursuant to this Amendment, all on the terms set forth in such Guaranty.

(b) On the Amendment Effective Date: if the aggregate Proposed Class B Term Loan Amount (using the Exchange Rate on June 16, 2009) for all Electing Term Lenders is less than or equal to the Extended Term Loan Cap, (A) each Term Lender that has executed and delivered a counterpart to this Amendment as a “Class B Dollar Term Lender” (each, a “Class B Dollar Term Lender”) and has designated on its signature page an aggregate principal amount of its Term Loan to be treated as a “Class B Dollar Term Loan” (a “Class B Dollar Term Loan”) shall have its Term Loan automatically reclassified as a Class B Dollar Term Loan for the purpose of the Amended Credit Agreement in an aggregate principal amount equal to its Proposed Class B Term Loan Amount; (B) each Term Lender that has executed and delivered a counterpart to this Amendment as a “Class B Euro Term Lender” (each, a “Class B Euro Term Lender”) and has designated on its signature page an aggregate principal amount of its Term Loan to be treated as a “Class B Euro Term Loan” (a “Class B Euro Term Loan”) shall have its Term Loan automatically reclassified as a Class B Euro Term Loan for the purpose of the Amended Credit Agreement in an aggregate principal amount equal to its Proposed Class B Term Loan Amount; (C) all Dollar Term Loans (as defined in the Existing Credit Agreement) that are not so reclassified as a Class B Dollar Term Loan shall automatically be reclassified as “Class A Dollar Term Loans” (each, a “Class A Dollar Term Loan”) for the purpose of the Amended Credit Agreement, and all Term Lenders who hold Class A Dollar Term Loans shall automatically be deemed “Class A Dollar Term Lenders” (each, a “Class A Dollar Term Lender”); and (D) all Euro Term Loans (as defined in the Existing Credit Agreement) that are not so reclassified as a Class B Euro Term Loan shall automatically be reclassified as “Class A Euro Term Loans” (each, a “Class A Euro Term Loan”) for the purpose of the Amended Credit Agreement, and all Term Lenders who hold Class A Euro Term Loans shall automatically be deemed “Class A Euro Term Lenders” (each, a “Class A Euro Term Lender”) provided that if the aggregate Proposed Class B Term Loan Amount for all Electing Term Lenders (using the Exchange Rate on June 16, 2009) is greater than the Extended Term Loan Cap, such amount of Class B Term Loans will be allocated to the Electing Term Lenders in accordance with Section 4(b) hereof.

SECTION 6. Severability. If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR OTHER TRANSACTION RELATED HERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02 OF THE AMENDED CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 8. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT AND EACH LENDER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY AND EACH LENDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 9. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by facsimile or email of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NIELSEN FINANCE LLC

By:	/s/ William Bradley
Name:	William Bradley
Title:	Vice President (Finance)

NMR LICENSING ASSOCIATES, L.P., A LIMITED PARTNERSHIP

BY:	NMR INVESTING I, INC. ITS GENERAL PARTNER

By:	/s/ Frederick A. Steinmann
Name:	Frederick A. Steinmann
Title:	Executive Vice President

ATHENIAN LEASING CORPORATION NMR INVESTING I, INC.

By:	/s/ Frederick A. Steinmann
Name:	Frederick A. Steinmann
Title:	Executive Vice President

TNC (US) HOLDINGS, INC.

By:	/s/ Harris A. Black
Name:	Harris A. Black
Title:	Vice President

NIELSEN HOLDING AND FINANCE B.V.

By:	/s/ Harris A. Black
Name:	Harris A. Black
Title:	Attorney

NIELSEN FINANCE CO.

By:	/s/ Harris A. Black
Name:	Harris A. Black
Title:	Secretary

A. C. NIELSEN (ARGENTINA) S.A.

A. C. NIELSEN COMPANY, LLC

ACN HOLDINGS INC.

ACNIELSEN CORPORATION

ACNIELSEN ERATINGS.COM

ART HOLDING, L.L.C.

BILLBOARD CAFES, INC.

CZT/ACN TRADEMARKS, L.L.C.

EMIS (CANADA), LLC

FOREMOST EXHIBITS, INC.

MFI HOLDINGS, INC.

NESLEIN HOLDING, L.L.C.

NETRATINGS, LLC

NIELSEN BUSINESS MEDIA, INC.

NIELSEN BUSINESS MEDIA HOLDING COMPANY

NIELSEN GOVERNMENT AND PUBLIC SECTOR, INC.

NIELSEN HOLDINGS, L.L.C.

NIELSEN IAG, INC.

NIELSEN LEASING CORPORATION

NIELSEN MOBILE, LLC

NIELSEN NATIONAL RESEARCH GROUP, INC.

REWARDTV, INC.

THE CAMBRIDGE GROUP, INC.

THE NIELSEN COMPANY (US), LLC

VNU MARKETING INFORMATION, INC.

By:	/s/ Harris A. Black
	Name:	Harris A. Black
	Title:	Secretary

AGB NIELSEN MEDIA RESEARCH B.V. THE NIELSEN COMPANY B.V. VNU INTERMEDIATE HOLDING B.V. VNU INTERNATIONAL B.V.

By:	/s/ Harris A. Black
Name:	Harris A. Black
Title:	Attorney

CITIBANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Caesar W. Wyszomirski
Name:	Caesar W. Wyszomirski
Title:	Vice President